UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2022

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	001-05256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06	Material Impairments.

V.F. Corporation (“VF” or the “Company”) has continued to monitor macroeconomic events after its most recent annual goodwill and indefinite-lived intangible asset impairment testing, which was completed during the fourth quarter of the fiscal year ended April 2, 2022. During the second quarter of the fiscal year ending April 1, 2023, due to continued increases in the federal funds rate and strengthening of the U.S. dollar relative to other currencies, the Company determined that a triggering event had occurred requiring impairment testing of the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset. The initial results of this impairment testing indicate pre-tax, non-cash impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset that are estimated to be in the range of $300 million to $450 million. The Company does not anticipate that these charges will result in future cash expenditures. The impairment is related to an increase in the market-based discount rates used in the valuations and the negative impact of foreign currency exchange rate changes on financial projections. The impairment testing is expected to be finalized and reflected in VF’s financial statements to be included in its Quarterly Report on Form 10-Q for the fiscal second quarter ending October 1, 2022.

Item 7.01	Regulation FD Disclosure.

On September 28, 2022, in connection with its Investor Day to be held in Denver, Colorado, VF issued a press release introducing its fiscal year 2027 long-term strategic plan and financial targets and revising its outlook for fiscal year 2023. A copy of the press release is furnished as Exhibit 99.1. A live webcast of the presentation will be accessible at ir.vfc.com from approximately 10:30 a.m. to 2:30 p.m. ET. Following the event, a replay of the webcast will be available at the same location.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	V.F. Corporation press release dated September 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name: Jennifer S. Sim
Title: Executive Vice President, General Counsel & Secretary

Date: September 28, 2022